UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HIGHWOODS PROPERTIES, INC.
(Name of Registrant as Specified in its Charter)

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March 26, 2021

Dear Fellow Stockholder:
We are pleased to invite you to attend the 2021 annual meeting of stockholders of Highwoods Properties, Inc. Like last year, the meeting will be hosted virtually due to the public health impact of the COVID-19 pandemic. The meeting will be held via live audio webcast only on Tuesday, May 11, 2021 at 11:30 A.M., Eastern Time.
The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We ask you to review these materials carefully and to use this opportunity to take part in the affairs of Highwoods by voting on the matters described in the proxy statement. Following the formal portion of the meeting, we will provide a brief report on the operations of our company and our directors and senior leadership team will be available to answer appropriate questions from stockholders.
Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to virtually attend the meeting. You may vote over the internet, by telephone or by mail.
Thank you for your continued support of Highwoods.
Cordially,
CARLOS E. EVANS
Chair of the Board of Directors
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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
__________________________________________________________________________________________________________________________________________________________________________

Date:     Tuesday, May 11, 2021
Time:    11:30 A.M. Eastern Time
Place:    The meeting will be a virtual-only meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/HIW2021. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person. Stockholders will be able to attend, vote and submit questions (both before, and during a portion of, the meeting) virtually.
Record Date:    Tuesday, March 9, 2021
Items of Business:    1.    To elect nine directors to serve a one-year term and until their respective successors are duly elected and qualified
2.    To ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2021
3.    To vote on an advisory proposal regarding executive compensation
4.    To act on a proposal to approve our 2021 long-term equity incentive plan
5.    To transact such other business as may properly come before the meeting or any adjournments
Proxy Voting:     Holders of record of shares of our common stock as of the close of business on the record date are encouraged to vote their shares in advance of the meeting through one of the below methods:
•Via the Internet: You can submit a proxy via the Internet until 11:59 P.M. Eastern Time on May 10, 2021, by accessing the website at www.proxyvote.com and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.
•By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in an account with a bank or broker (i.e., in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 10, 2021.
•By Telephone: You can submit a proxy by telephone until 11:59 P.M. Eastern Time on
May 10, 2021, by calling toll-free 1-800-690-6903 (from the U.S. and Canada) and following the instructions.
Even if you plan to virtually attend the meeting, we encourage you to vote your shares by proxy using one of the methods described above. Stockholders of record who attend the virtual meeting may vote their shares online, even though they have sent in proxies.
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How to Attend:     In order to participate in the meeting, please log on to
www.virtualshareholdermeeting.com/HIW2021 at least 15 minutes prior to the start of the meeting to provide time to register and download the required software, if needed. If you are a stockholder of record, you will need to provide your sixteen-digit control number included on your Notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If you are a beneficial owner (if, for example, your shares are not registered in your name but are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. The webcast replay will be available at www.virtualshareholdermeeting.com/HIW2021 until the 2022 annual meeting of stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

By Order of the Board of Directors
JEFFREY D. MILLER
Executive Vice President, General Counsel and Secretary
March 26, 2021
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TABLE OF CONTENTS
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HIGHWOODS AT-A-GLANCE
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Business

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HIGHWOODS AT-A-GLANCE
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Environmental

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HIGHWOODS AT-A-GLANCE
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Social

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HIGHWOODS AT-A-GLANCE
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Governance

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CORPORATE GOVERNANCE AND BOARD MATTERS
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Composition of the Board of Directors
The board currently consists of nine directors. The current members of our Board of Directors are Charles A. Anderson, Gene H. Anderson, Thomas P. Anderson, Carlos E. Evans, David L. Gadis, David J. Hartzell, Sherry A. Kellett, Theodore J. Klinck and Anne H. Lloyd. Mr. Gadis was elected as a director effective January 1, 2021. The following table provides current membership information for the Board and each of its committees:

Name	Independent	Audit	Compensation and Governance	Executive	Investment
Charles A. Anderson	√				Member
Gene H. Anderson	√			Member	Member
Thomas P. Anderson	√		Member
Carlos E. Evans	√		Chair	Chair
David L. Gadis	√	Member
David J. Hartzell	√	Member			Member
Sherry A. Kellett	√	Member
Theodore J. Klinck				Ex-Officio	Chair
Anne H. Lloyd	√	Chair	Member	Member

Board Matrix
The following matrix provides information regarding our directors, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business, industry or real estate investment trust structure. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.
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C. Anderson	G. Anderson	T. Anderson	C. Evans	D. Gadis	D. Hartzell	S. Kellett	T. Klinck	A. Lloyd
Knowledge, Skills and Experience									
Executive Experience	✓	✓	✓	✓	✓		✓	✓	✓
Public Company Board Experience	✓			✓			✓		✓
Commercial Real Estate/REIT	✓	✓	✓			✓		✓	
Banking/Capital Markets			✓	✓	✓	✓	✓		✓
Risk Management							✓		✓
Accounting							✓		✓
Strategic Planning/Oversight	✓	✓	✓	✓	✓		✓	✓	✓
Technology									✓
Academia/Education						✓			
Demographics									
Race/Ethnicity									
African American					✓				
White/Causasian	✓	✓	✓			✓	✓	✓	✓
Hispanic/Latino				✓					
Gender									
Female							✓		✓
Male	✓	✓	✓	✓	✓	✓		✓	
Board Tenure									
Years	6.8	24.1	1.1	6.1	0.2	12.1	15.4	1.5	3.1

Board Independence, Leadership and Other Activities
Under NYSE rules, a majority of our directors and all of the members of the audit committee and the compensation and governance committee must be independent. For a director to qualify as independent, in addition to satisfying bright-line criteria established by the NYSE, the board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The board has determined that Mses. Kellett and Lloyd and Messrs. C. Anderson, G. Anderson, T. Anderson, Evans, Gadis and Hartzell all satisfy the bright-line criteria and none has a relationship with us that would interfere with their ability to exercise independent judgment. None of the directors is related to any other director. The board does not believe the lease of office space to a family business controlled by Mr. G. Anderson impairs such director’s independence. The terms and conditions of the lease were comparable to terms and conditions then prevailing in the competitive marketplace. In addition, none of these directors other than Mr. G. Anderson (who retired from our company in June 2009) has ever served as (or is related to) an employee of our company or any of our predecessors or acquired companies or received any compensation from us except for compensation as a director.
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No member of our audit committee has accepted any consulting, advisory or other compensatory fee from us other than as set forth under “-Compensation of Directors.” Further, the board has determined that each member of the committee is financially literate and two members, Mses. Kellett and Lloyd, are financial experts.
The Board believes it is prudent that the positions of chair and chief executive officer continue to be separate.
The principal responsibility of our directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of our company. The board oversees our company’s overall strategy:
•We are in the workplace-making business.
•We will own, operate, create and develop the most talent-supportive environments in the Best Business Districts of our markets.
•We will have a resilient portfolio positioned to outperform throughout all business cycles.
•We will conduct our business in a manner that contributes to positive economic, social and environmental outcomes for our stockholders, our employees, our customers and the communities in which we work.
•Our goal is to create long-term value for all of our stakeholders.
•We believe our people, our portfolio and our balance sheet are the means by which we can achieve our goal and are core to our ability to communicate our company’s value proposition.
As part of the strategic planning process, the board regularly evaluates internal attributes and external threats that could hinder us from achieving our strategic goals and adversely affect the long-term outlook for our stockholders. The board also oversees management’s overall processes to identify and mitigate enterprise risks and capitalize on strategic opportunities. The board believes that establishing an appropriate “tone at the top” and candid and constructive conversation between management and the board are essential for effective risk management and oversight. The board is also responsible for monitoring our performance with regard to environmental, social and governance issues. The audit committee is responsible for overseeing management’s risk assessment and risk management processes designed to monitor and control financial risk exposures, including information security risk. The compensation and governance committee is responsible for ensuring that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. The board and its committees routinely meet and communicate with our executive officers as appropriate in the board’s consideration of matters submitted for approval and risks associated with such matters.

Board Meetings
At each regularly scheduled meeting of the board, our independent directors meet in executive session. Our board chair (or, in the chair’s absence, another independent director designated by the chair) presides over such executive sessions. In 2020, each of the directors attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which the director served. The board encourages its members to attend each annual meeting. All eight persons then serving as directors attended our 2020 annual meeting.
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The board held 10 meetings in 2020.

Compensation and Governance Committee
The committee, which currently consists of Mr. T. Anderson, Mr. Evans (Chair) and Ms. Lloyd, determines compensation for our executive officers and oversees our incentive plans. Grants of awards to directors and executive officers under our long-term equity incentive plan are also pre-approved by the full board based on the recommendations of the committee.
The committee also makes recommendations regarding board member qualification standards, director nominees, director responsibilities and compensation, director access to management and independent advisors and management succession. Our corporate governance guidelines provide that the committee is responsible for reviewing with the board, on an annual basis, the appropriate skills and characteristics of board members as well as the composition of the board as a whole. This assessment includes consideration as to the members’ independence, diversity, age, tenure, skills and experience in the context of the needs of the board. The same criteria are used by the committee in evaluating nominees for directorship. Currently, two of our independent directors are white females, one is a male African-American and one is a male of Latin American origin.
The minimum qualifications for serving as a director are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of our company and that a person have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. When considering new candidates for election, or when considering re-nomination of a director for an additional term, the board evaluates the candidate’s expected contribution, level of engagement, diversity, age, skills and experience in the context of the needs of the board. The board believes that directors who change the professional responsibilities and/or positions they held outside our company when they were elected should offer to resign from the board. However, the board does not believe that, in every instance, directors who retire or change from the positions they held when they were elected to the board should necessarily leave the board. There should, however, be an opportunity for the board, through the committee, to review the continued appropriateness of director membership under the changed circumstances, including the anticipated ongoing value and contribution of the individual director. Our corporate governance guidelines provide that no person having attained the age of 75 years may be appointed, re-appointed or nominated for election or re-election as a director. Upon the recommendation of the committee, the board may make exceptions to this policy as it deems appropriate.
The board further believes that each director should be generally available to respond to reasonable requests and commitments related to our company and that there is a limit to the number of public company boards of directors upon which a director may serve and meet such an availability requirement. As a result, our corporate governance guidelines provide that none of our directors may serve on more than three other public company boards of directors while serving on our board. No director currently serves on the board of more than two other publicly-traded companies.
The committee and the board consider each director’s length of tenure when considering board composition and seek to maintain an overall balance of experience and continuity along with fresh perspectives. In addition, the committee and the board assess whether a director can continue to dedicate the time and effort, and exhibit the independence of mind, required to meaningfully contribute to the independent oversight of our business and management. Annual re-nomination of directors is not automatic and the board’s annual self-evaluation process contributes to the committee’s and the board’s consideration of directors’ continuing service. The average tenure of our directors is less than eight years.
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In making any nominee recommendations to the board, the committee will consider persons recommended by our stockholders so long as the recommendation is submitted to the committee prior to the date that is 120 days before the anniversary of the mailing of the prior year’s proxy statement. Nominee recommendations, together with appropriate biographical information, should be submitted to the chair of the compensation and governance committee, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. The committee may, in its sole discretion, reject or accept any such recommendation.
The board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this process, the committee receives comments from all directors and reports annually to the board with an assessment of the board’s performance. The assessment focuses on the board’s contribution to our overall success and specifically focuses on areas in which the board believes that its performance could improve.
The committee is responsible for reviewing any transactions or arrangements that involve potential conflicts of interest involving executive officers, directors and their immediate family members, including any transactions or arrangements requiring disclosure under Item 404(a) of Regulation S-K. Our corporate governance guidelines provide that each director will disclose any potential conflicts of interest to the chief executive officer, who will then address the matter with the committee and the full board. In that situation, the director with the potential conflict would recuse himself or herself from all discussions of the board or any committee related to the conflict, except to the extent the board or a committee requests such director to participate. Any vote by the board or a committee to approve the matter or transaction giving rise to the potential conflict would be made only upon the approval of a majority of the disinterested directors. Our code of business conduct and ethics prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the board. We require all of our employees to complete an annual conflict of interest questionnaire. The results are then reviewed with the committee. Because the facts and circumstances regarding potential conflicts cannot be predicted, the board has not adopted a written policy for evaluating conflicts of interest. In the event a conflict of interest arises, the committee (and the board, if necessary) will review the facts and circumstances of the conflict, our corporate governance policies, the effects of any potential waivers of those policies, applicable state law and NYSE rules and regulations and consider the advice of counsel before making any decisions regarding a potential conflict of interest.
The compensation and governance committee held six meetings in 2020.

Compensation and Governance Committee Interlocks
No member of the compensation and governance committee is a current or past employee of our company or any of our predecessors or acquired companies and each is an independent director. None of our executive officers serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board or the committee.

Audit Committee
The audit committee, which currently consists of Mr. Gadis, Mr. Hartzell, Ms. Kellett and Ms. Lloyd (Chair), approves the engagement of our independent registered public accounting firm (which we refer to as our “independent auditor”), reviews the
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plans and results of the audit engagement with such firm, approves professional services provided by such firm, reviews the independence of such firm, approves audit and non-audit fees, reviews the adequacy of our internal control over financial reporting and oversees management’s risk assessment and risk management processes designed to monitor and control information security risk. The committee also oversees our internal audit and risk management functions.
The audit committee held eight meetings in 2020.

Investment Committee
The investment committee, which currently consists of Messrs. C. Anderson, G. Anderson, Hartzell and Klinck (Chair), has overall responsibility for approving significant acquisitions, developments and dispositions.
The investment committee held five meetings in 2020.

Executive Committee
The executive committee, which currently consists of Messrs. G. Anderson, Evans (Chair) and Klinck (ex-officio) and Ms. Lloyd, meets on call by our board chair and may exercise all of the powers of the board, subject to the limitations imposed by applicable law, the bylaws or the board.
The executive committee held 11 meetings in 2020.

Other Stockholder Information
The board, in its role as primary governing body, provides oversight of our affairs and strives to maintain and improve our corporate governance practices. To this end, we have corporate governance guidelines and a code of business conduct and ethics applicable to directors, officers and employees. We also have a separate code of ethics for our chief executive officer and our senior financial officers. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or any waiver from, a provision of these codes of ethics by posting such information on our website at www.highwoods.com.
As a means of encouraging dialogue on appropriate issues of interest to significant long-term investors, from time to time we invite investors and analysts to participate in informal sessions with directors. Our board believes such engagement is an effective avenue for gathering unfiltered perspectives from such constituents that have a legitimate interest in gaining a deeper understanding of board oversight of succession planning, compensation and/or risk management. Also, interested parties, such as employees and stockholders, may communicate directly with our independent directors by writing to our board chair, c/o Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. The audit committee has also adopted a process for interested parties, including employees and stockholders, to send communications to the committee concerning regulatory compliance, accounting, audit or internal control issues. Written communications may be addressed to the chair of the audit committee, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Interested parties may also use the toll-free hotline maintained by a third party that we have established as part of our code of business conduct and ethics by calling (800) 677-9884. Our corporate governance guidelines, code of business conduct, code
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of ethics for our chief executive officer and senior financial officers, vendor code of conduct, audit committee charter and compensation and governance committee charter are available under the “Investors/Governance/Governance Documents” section of our website. Information on our website is not considered part of this proxy statement.

Compensation of Directors
In 2020, the annual base cash retainer for non-employee directors was $60,000. Our board chair received an additional annual cash retainer of $40,000. Members of the audit, executive and compensation and governance committees received additional annual cash retainers of $7,500 for each committee, except that the additional annual cash retainer was $10,000 for the chair of the compensation and governance committee and $22,500 for the chair of the audit committee. Non-employee directors on the investment committee received additional annual cash retainers of $10,000. Non-employee directors do not receive additional fees for attendance at meetings or participation in conference calls of the board or its committees. On March 1, 2020, non-employee directors received a grant of time-based restricted stock with a value of approximately $90,000 based on the 10-day trailing average prior to the grant date. Such shares vest on the first anniversary of the grant date.
The following table provides information regarding non-employee director compensation during 2020:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Charles A. Anderson	$70,000	$80,604	$6,322	$156,926
Gene H. Anderson	$77,500	$80,604	$6,322	$164,426
Thomas P. Anderson	$62,269	$74,142	$2,379	$138,790
Carlos E. Evans	$117,500	$80,604	$6,322	$204,426
David J. Hartzell	$77,500	$80,604	$6,322	$164,426
Sherry A. Kellett	$67,500	$80,604	$6,322	$154,426
Anne H. Lloyd	$96,919	$80,604	$5,346	$182,869
__________
(1)Reflects the grant date fair value. As of December 31, 2020, each person then serving as a non-employee director, other than Mr. T. Anderson and Ms. Lloyd, held 3,058 unvested shares of time-based restricted stock. Mr. T. Anderson, who became a director in January 2020, and Ms. Lloyd, who became a director in January 2018, held 1,652 and 2,644 unvested shares of time-based restricted stock, respectively.
(2)Consists of dividends declared in 2020 on outstanding time-based restricted stock.

Stock Ownership Guidelines
Our compensation and governance committee has established the following stock ownership guidelines:

Position	Multiple (in dollars)
Chief Executive Officer	6x Base Salary
Other Named Executives	5x Base Salary
Directors	4x Annual Base Cash Retainer
Named executives and directors are expected to comply with these guidelines within five years. Officers may not sell shares of our common stock or exercise in-the-money stock options, except for net share settlements, unless they comply with these guidelines. The committee is routinely provided with a report indicating whether each officer is in compliance with these guidelines. Our directors and officers also may not directly or indirectly engage in any hedging transaction involving shares of common stock or units of limited partnership interest in Highwoods Realty Limited Partnership, our operating partnership. This includes holding securities in margin accounts or pledging securities to collateralize personal loans or lines of credit.
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Since commencement of this policy in 2009, none of our officers or directors has engaged in any hedging transaction involving our securities.

Principal and Management Stockholders
The following table shows the number of shares of our common stock beneficially owned as of March 9, 2021 by each director and named executive and all directors and executive officers as a group and as of December 31, 2020 for each group known to us to be holding 5% or more of our common stock:

Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of All Shares (2)
Charles A. Anderson	13,313	*
Gene H. Anderson (3)	802,639	*
Thomas P. Anderson	7,067	*
Carlos E. Evans	37,191	*
David L. Gadis	2,215	*
David J. Hartzell	26,425	*
Sherry A. Kellett	19,532	*
Theodore J. Klinck	254,895	*
Brian M. Leary	53,764	*
Anne H. Lloyd	7,640	*
Brendan C. Maiorana	19,303	*
Jeffrey D. Miller	148,476	*
Mark F. Mulhern	168,386	*
All executive officers and directors as a group (13 persons)	1,560,846	1.5%
FMR LLC (4)	6,855,343	6.6%
BlackRock, Inc. (5)	11,582,570	11.1%
The Vanguard Group, Inc. (6)	14,455,181	13.9%
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*    Less than 1%
(1)Includes the following stock options that were exercisable as of March 9, 2021: 65,527 for Mr. Klinck; 42,414 for Mr. Miller and 50,710 for Mr. Mulhern.
(2)The total number of shares outstanding used in calculating this percentage assumes that no operating partnership units or stock options held by other persons are exchanged for shares of common stock.
(3)Mr. G. Anderson pledged 465,000 shares of common stock (including operating partnership units) to collateralize a personal line of credit before adoption of our anti-hedging policy in 2009. Mr. Anderson subsequently reduced his pledge to 400,000 shares.
(4)Information obtained from Schedule 13G filed with the SEC. Located at 245 Summer Street, Boston, MA 02210. FMR LLC is the parent holding company of FIAM LLC, Fidelity Management & Research Company LLC and Strategic Advisers LLC.
(5)Information obtained from Schedule 13G filed with the SEC. Located at 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. is the parent holding company of BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd. and BlackRock Life Limited, which are investment advisers for a variety of segregated BlackRock mutual funds and indices.
(6)Information obtained from Schedule 13G filed with the SEC. Located at 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. is the parent holding company of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited.
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Equity Compensation Plans
The following table provides information as of December 31, 2020 with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Stockholders (2)	537,373	$46.07	2,392,686
Equity Compensation Plans Not Approved by Stockholders	—	—	—
(1)    Excluding securities reflected in the column entitled “Number of Securities to be Issued upon Exercise of Outstanding Options.”
(2)    Consists of our 2015 long-term equity incentive plan under which the compensation and governance committee may grant stock options and restricted stock to our employees, officers and directors and our 2020 employee stock purchase plan under which all employees may contribute a portion of their compensation to acquire shares of our common stock at a 15% discount. Also consists of awards previously made prior to May 13, 2015 under our 2009 long-term equity incentive plan that remain outstanding and/or remain issuable in accordance with the terms of that plan and applicable award agreements. As of March 9, 2021, there were 1,762,144 securities available for future issuance under our 2015 long-term equity incentive plan, including 160,287 shares permitted to be issued in the form of restricted stock or restricted stock unit awards. See Proposal 4 for a proposal to approve our 2021 long-term equity incentive plan. Upon approval of the 2021 plan, no further awards will be issued under the 2015 plan (although awards made under the 2015 plan that are outstanding will remain in effect in accordance with the terms of that plan and the applicable award agreements).

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PROPOSAL 1: ELECTION OF DIRECTORS
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At this annual meeting, the terms of office for all of our directors will expire. The nine persons listed below have been nominated as directors to hold office until the 2022 annual meeting and until any successors are elected and qualified. The board recommends a vote FOR each of the nominees. Should any one or more of these nominees become unable to serve for any reason, the board may designate substitute nominees, in which event the person named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or reduce the number of directors on the board.
Even though our charter provides for a plurality voting standard for election of directors, our corporate governance guidelines provide that, in uncontested elections such as at this meeting, any director nominee who receives a greater number of votes WITHHELD from his or her election than votes FOR such election must promptly offer to resign following certification of the vote. The compensation and governance committee would then make a recommendation to the board as to whether the resignation should be accepted. The board would then decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast.

Nominees for Election to Term Expiring 2022

Charles A. Anderson Director Age: 60 Director Since: 2014
Chuck Anderson co-founded Bandera Ventures, a private real estate development and investment firm, in 2003. Prior to founding Bandera Ventures, Chuck was with the Trammell Crow Company for 16 years, where he was senior executive director, responsible for the development and investment group for the western United States. He also served on Trammell Crow’s executive and operating committees. Chuck is a director, chair of the compensation committee and a member of the nominating and corporate governance committees of one other publicly-traded company, Triumph Bancorp, Inc. (NASDAQ: TBK), a financial holding company. Chuck also serves on the board of directors of The Cooper Institute and East-West Ministries and is active in the Watermark Community Church.
The board recommends a vote FOR Chuck given his expertise in acquiring, developing and operating real estate assets and contacts throughout the real estate industry.
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Gene H. Anderson Director Age: 75 Director Since: 1997
Gene Anderson served as regional manager of our Atlanta and Greensboro operations until his retirement in June 2009. He is managing principal of G.H. Anderson & Company, a private investment firm. Before joining Highwoods, Gene was president of Anderson Properties, Inc., a private real estate development company. Gene is a past president of the Georgia chapter of the National Association of Industrial and Office Properties and a past national board member of the National Association of Industrial and Office Properties. Gene is not a director of any other publicly-traded company.
The board recommends a vote FOR Gene given his expertise in acquiring, developing and operating real estate assets and contacts throughout the real estate industry and business community.
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Thomas P. Anderson Director Age: 72 Director Since: 2020
Tom Anderson has had an extensive career in banking, finance, investment management and real estate. He retired in June 2019 after 18 years as chief executive officer of the Medical University of South Carolina Foundation. Previously, Tom spent 27 years at Bank of America as president of Bank of America South Carolina and head of its Carolinas Business Banking group. He is a life trustee of the Saul Alexander Foundation, a director and treasurer of the Winwood Farm Home for Children and a senior vice president at Plantation Services, a real estate and land management firm.
The board recommends a vote FOR Tom given his executive leadership skills and his expertise in real estate, finance, capital markets and strategic transactions.
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Carlos E. Evans Board Chair Age: 69 Director Since: 2015
Carlos Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president, group head of the eastern division of Wells Fargo commercial banking, had responsibility for the bank’s government and institutional banking group and served on Wells Fargo’s management committee. Carlos joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Carlos was the wholesale banking executive and an executive vice president for the Wachovia general banking group. Carlos is a director and member of the compensation committee of Sykes Enterprises, Incorporated (NASDAQ: SYKE), a global business process outsourcing company. Carlos is also a director and member of the audit, compliance, compensation, contract review and governance and nominating committees of Goldman Sachs BDC, Inc. (NYSE: GSBD), a specialty finance company. Carlos is chairman emeritus of the board of the Spoleto Festival USA. He is also a director emeritus of Queens University of Charlotte. Carlos is a person of Latin American origin.
The board recommends a vote FOR Carlos given his expertise in finance, capital markets and strategic transactions and experience as an executive officer of a major financial institution.
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David L. Gadis Director Age: 59 Director Since: 2021
David Gadis has served as chief executive officer and general manager of DC Water, one of the largest water utilities in the U.S., since May 2018, where he oversees a $1 billion annual budget and leads a workforce of approximately 1,100 employees. David is board chair of Blue Drop, DC Water’s nonprofit sales and marketing affiliate. Prior to joining DC Water, David served as chief executive officer and president of Veolia Water Indianapolis, a subsidiary of Veolia Group, the global leader in optimized resource management (listed on Paris Euronext: VIE), from December 1998 until January 2017.
The board recommends a vote FOR David given his strategic leadership skills, experience as chief executive officer of a major capital-intensive utility and his expertise in finance, capital markets and strategic transactions.
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David J. Hartzell, Ph.D. Director Age: 65 Director Since: 2009
Dave Hartzell is the Steven D. Bell and Leonard W. Wood Distinguished Professor in Real Estate at the University of North Carolina Kenan-Flagler Business School. Prior to joining the University of North Carolina in 1988, Dave was a vice president at Salomon Brothers Inc., a research associate for The Urban Institute and a financial economist for the U.S. Office of the Comptroller of Currency. He is a former president of the American Real Estate and Urban Economics Association. Dave is not a director of any other publicly-traded company.
The board recommends a vote FOR Dave given his expertise related to real estate portfolios, real estate finance and mortgage-backed securities and experience in real estate investment banking.
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Sherry A. Kellett Director Age: 76 Director Since: 2005
Sherry Kellett served as senior executive vice president and corporate controller of BB&T Corporation from 1995 until her retirement in August 2003. Sherry previously served as corporate controller of Southern National Corporation. Sherry previously held several positions at Arthur Andersen & Co. Sherry is not a director of any other publicly-traded company.
The board recommends a vote FOR Sherry given her experience leading the accounting department of a major financial institution, experience serving on the boards of a financial services company and another publicly-traded REIT and risk assessment and financial reporting expertise.
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Theodore J. Klinck Director Age: 55 Director Since: 2019
Ted Klinck became our chief executive officer, director and chair of our investment committee in September 2019. Ted was our president and chief operating officer since November 2018, executive vice president and chief operating and investment officer from September 2015 to November 2018 and senior vice president and chief investment officer from March 2012 to August 2015. Before joining us in March 2012, Ted served as principal and chief investment officer with Goddard Investment Group, a privately-owned real estate investment firm. Previously, Ted had been a managing director at Morgan Stanley Real Estate. Ted serves on the board of directors of the First Tee – Triangle.
The board recommends a vote FOR Ted given his strategic leadership skills, experience in acquiring, developing, selling and operating real estate assets and role as our chief executive officer.
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Anne H. Lloyd Director Age: 59 Director Since: 2018
Anne Lloyd is a certified public accountant and served as executive vice president and chief financial officer of Martin Marietta Materials, Inc. (NYSE: MLM), a leading supplier of building materials, from June 2005 until her retirement in August 2017. She joined Martin Marietta in 1998 as vice president and controller and was promoted to chief accounting officer in 1999. Anne is a director and member of the audit committee of James Hardie Industries, plc (NYSE: JHX), a world leader in manufacturing fiber cement siding and backerboard. She also served as interim chief financial officer of James Hardie Industries, plc from August 2019 until February 2020. Anne is also a director and member of the audit and executive compensation committees of Insteel Industries Inc. (NASDAQ: IIIN), the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications.
The board recommends a vote FOR Anne given her experience as an executive officer of a major industrial company, background as a certified public accountant, experience serving on the board of directors of two publicly-traded companies and risk assessment and financial reporting expertise.
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PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR FOR 2021
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The audit committee intends to appoint Deloitte & Touche LLP as our independent auditor for 2021. If the appointment of Deloitte & Touche is not ratified, the committee anticipates that it will nevertheless engage Deloitte & Touche as our independent auditor for 2021 but will consider whether it should select a different independent auditor for 2022. Representatives of Deloitte & Touche are expected to be present at the meeting and will have the opportunity to make a statement if they desire. They are also expected to be available to respond to appropriate questions.
The board recommends a vote FOR this proposal.

Independent Auditor Fees
The following table provides information regarding the fees recorded in our financial statements for professional services rendered by Deloitte & Touche:

	2020	2019	2018
Audit Fees
Annual audit and quarterly reviews	$1,176,913	$1,119,795	$1,121,395
New accounting standards and investment transactions	$55,649	$174,900	$45,500
Comfort letters, consents and assistance with offerings and related SEC documents	$106,000	$83,440	$59,700
Subtotal	$1,338,562	$1,378,135	$1,226,595
Tax Fees
Tax compliance, planning and research	$27,809	$27,542	$41,979
Total	$1,366,371	$1,405,677	$1,268,574

Pre-Approval Policies
The audit committee requires the pre-approval of all fees paid to our independent auditor. All fees paid to Deloitte & Touche for services incurred during 2020 were pre-approved in accordance with the committee’s policies. Before an independent auditor is engaged to render any service for us or for any of our wholly owned subsidiaries, the proposed services must either be specifically pre-approved by the committee or such services must fall within a category of services that are pre-approved by the committee without specific case-by-case consideration. Any services in excess of any pre-approved amounts, or any services not described above, require the pre-approval of the committee chair, with a review by the committee at its next scheduled meeting. The committee has determined that the rendering of non-audit services by Deloitte & Touche during or relating to 2020 was compatible with maintaining such firm’s independence.

Audit Committee Report
The audit committee provides general oversight of the financial reporting process, the internal audit function and the appointment and compensation of the independent auditor on behalf of the board. The independent auditor reports directly to the committee, and the committee assesses the independence of the independent auditor and the overall quality of the audit.
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Oversight of the internal audit function includes appointment, removal, performance evaluation and compensation of the internal auditor.
Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting, as well as assessing and reporting on the effectiveness of internal control over financial reporting. The company’s independent auditor is responsible for expressing opinions, based on its audits, on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the company’s internal control over financial reporting.
In fulfilling its oversight responsibilities, the committee has reviewed with management and Deloitte & Touche the company’s audited financial statements for the year ended December 31, 2020 and the reports on the effectiveness of the company’s internal control over financial reporting as of December 31, 2020 contained in the 2020 annual report. This review included a discussion of the reasonableness of significant estimates and judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the committee under Public Company Accounting Oversight Board Auditing Standard 1301, Communications with Audit Committees. The committee also reviewed and discussed with management and Deloitte & Touche the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the 2020 annual report. In addition, the committee received the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s independence, discussed with Deloitte & Touche the firm’s independence and considered the compatibility of any non-audit services rendered by Deloitte & Touche on the firm’s independence.
In reliance on the reviews and discussions referred to above, prior to the filing of the company’s 2020 annual report with the SEC, the committee recommended to the board (and the board approved) that the audited financial statements be included in the annual report.
Audit Committee: David L. Gadis, David J. Hartzell, Sherry A. Kellett, Anne H. Lloyd (Chair)

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
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Federal law generally requires each public company to include in its proxy statement a non-binding advisory vote regarding the compensation of the company’s named executives, as disclosed in its proxy statement, not less frequently than once every three years. This is commonly known as a “say-on-pay” vote. At our 2017 annual meeting, our stockholders voted on, among other matters, an advisory proposal regarding the frequency of holding a say-on-pay vote. A majority of the votes cast on the frequency proposal were cast in favor of holding a say-on-pay vote every year, which was consistent with the recommendation of our board of directors. The board considered the voting results with respect to the frequency proposal and other factors, and the board currently intends to hold a say-on-pay vote every year until the next required advisory vote on the frequency of holding say-on-pay votes at our 2023 annual meeting.
Accordingly, we are providing stockholders with the opportunity to cast an advisory vote on our executive compensation program. As discussed under “-Compensation Discussion and Analysis,” the board believes our executive compensation program appropriately links executive compensation to our performance and aligns the interests of named executives and stockholders. Highlights of our program, which is administered by our compensation and governance committee, include the following:
•Overall compensation is intended to be at competitive levels depending upon our performance relative to our targeted performance and the performance of our peer group.
•Our overall approach to setting base salaries is to create and sustain long-term stockholder value by balancing our need to retain, incentivize and attract high-quality professionals while appropriately managing our general and administrative expenses.
•Named executives earn amounts under our annual non-equity incentive program only to the extent pre-defined performance criteria established by the committee are achieved during the year.
•A substantial portion of the long-term equity incentive awards granted to named executives is at risk to the extent pre-defined performance criteria established by the committee are not achieved during the applicable performance period.
•The committee does not believe that we have compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on our company.
•We have a recoupment policy under which the board can require reimbursement of any equity or non-equity incentive compensation awarded or paid to a named executive whose fraud or intentional misconduct caused our company to restate its financial statements.
We request stockholder approval of the compensation of our named executives as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables). As an advisory vote, this proposal is not binding upon us. However, our compensation and governance committee will consider the outcome of the vote when making future compensation decisions.
The board recommends a vote FOR this proposal.
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Compensation Discussion and Analysis
The following is a discussion and analysis of the compensation of our principal executive officer, our principal financial officer and three other executive officers during 2020:

Theodore J. Klinck	President and Chief Executive Officer
Mark F. Mulhern	Executive Vice President and Chief Financial Officer
Brian M. Leary	Executive Vice President and Chief Operating Officer
Jeffrey D. Miller	Executive Vice President, General Counsel and Secretary
Brendan C. Maiorana	Executive Vice President of Finance and Treasurer
Compensation Decision Making
Our compensation and governance committee generally sets our compensation philosophy with respect to all of our officers, including our named executives. Actual compensation decisions with respect to the chief executive officer are made solely by the committee. Actual compensation decisions with respect to our other named executives are made by the committee after receiving input from the chief executive officer. Grants of awards to directors and officers under our long-term equity incentive plan are also pre-approved by the full board based on the recommendations of the committee.
Our executive compensation program was originally designed and implemented in 1999 with extensive input from Mercer Human Resource Consulting. The compensation and governance committee first engaged Mercer in 1999 and then again in 2004 and 2007 to review our existing compensation practices and suggest changes based on trends and developments impacting executive compensation and its best practices knowledge. In 2012, the committee engaged FTI Consulting, a nationally recognized compensation consultant specializing in the real estate industry, to review our executive and non-employee director compensation programs. In 2019, the committee engaged Pearl Meyer to review the compensation of our chief executive officer and our chief operating officer.
It was favorably noted that our stockholders overwhelmingly approved our executive compensation program at the 2020 annual meeting. Holders of 90.8 million shares of our common stock, or 98.1% of the total votes cast, voted FOR the advisory vote on executive compensation. The compensation and governance committee considered these voting results as supportive of our overall executive compensation practices.
Compensation Objectives and Components
Compensation for our named executives is based largely on the following principles:
•variable compensation is a significant part of compensation, with the percentage at-risk increasing at higher levels of responsibility;
•differences in executive compensation should reflect differing levels of responsibility and performance;
•employee stock ownership aligns the interests of named executives and stockholders and results in named executives sharing financially in the successes and shortcomings of our company based in part upon their responsibility, overall impact and contribution;
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•performance-based compensation focuses named executives on strategic business objectives and aligns pay with performance through performance-leveraged incentive opportunities;
•incentive compensation plans should encourage named executives to take appropriate risks aimed at enhancing our business prospects and creating stockholder value without threatening the long-term viability of our company; and
•compensation must be competitive with that offered by other companies that compete with us to attract and retain the best possible executive talent.
Peer Group
A key factor in determining levels of compensation is the pay practices of our peer group, which consists of publicly-traded office REITs that our board and management believe to be most comparable to our company in terms of property type, class and condition of buildings, types of geographic markets, revenues and capital structure. The peer group typically changes from time to time due to factors such as industry consolidation, new market entrants and significant shifts in portfolio types.
Publicly available data from the peer group was considered in determining the proportions of base salary, annual non-equity incentive compensation and equity incentive compensation, as well as targeted total compensation. Overall compensation is intended to be at, above or below competitive levels depending upon our performance relative to our targeted performance and the performance of our peer group.
Our peer group consists of the following REITs:

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The following table provides key information for each peer company according to publicly available information as of December 31, 2020 ($ in millions):

				Total Shareholder Return
Name	Headquarters	Employees	Total Enterprise Value	1 Year	3 Year	5 Year	10 Year
Highwoods Properties, Inc.	Raleigh, NC	359	$6,677	-14.8%	-11.1%	13.2%	95.4%
Brandywine Realty Trust	Philadelphia, PA	341	$3,847	-19.1%	-22.9%	11.2%	65.9%
Columbia Property Trust, Inc.	New York, NY	160	$2,911	-27.2%	-28.5%	-23.4%	N/A
Corporate Office Properties Trust	Columbia, MD	406	$5,098	-7.1%	1.4%	45.8%	15.8%
Cousins Properties Incorporated	Atlanta, GA	316	$7,227	-14.8%	0.1%	44.5%	84.9%
Hudson Pacific Properties, Inc.	Los Angeles, CA	375	$8,027	-33.4%	-22.3%	0.0%	112.1%
Kilroy Realty Corporation	Los Angeles, CA	252	$10,213	-29.2%	-16.3%	6.0%	111.4%
Mack-Cali Realty Corporation	Jersey City, NJ	256	$4,135	-44.6%	-35.2%	-37.1%	-42.5%
Piedmont Office Realty Trust, Inc.	Atlanta, GA	137	$3,626	-23.5%	-5.5%	9.4%	31.5%
Compensation Risk Assessment
Our compensation and governance committee does not believe that we have compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on our company. Other than as described below, we have no compensation policy or program that rewards employees solely on a transaction-specific basis. We have a development cash incentive plan pursuant to which certain employees (but not our named executives) can receive a cash payout from a development incentive pool. The amount of funds available to be earned under the plan depends upon the timing and cash yields of a qualifying development project and are included in the pro forma budget for the project. The program does not create an inappropriate risk because all development projects (inclusive of any such incentive compensation) must be approved in advance by our named executives and, in most cases, the full board or the investment committee of our board, none of whom are eligible to receive such incentives. We also pay our in-house leasing representatives commissions for signed leases. The payment of leasing commissions does not create an inappropriate risk because amounts payable are derived from net effective cash rents (which deducts leasing capital expenditures and operating expenses) and leases must be executed by an officer of our company, none of whom are eligible to receive such commissions. Generally, lease transactions of a particular size or that contain terms or conditions that exceed certain guidelines also must be approved in advance by our senior leadership team. Additionally, we have an internal guideline whereby customers that account for more than 3% of our annualized revenues are periodically reviewed with the board. As of December 31, 2020, only the Federal Government (4.3%) and Bank of America (4.1%) accounted for more than 3% of our annualized cash revenues.
Base Salary
Base salaries for our employees are determined by position, which takes into consideration the scope of job responsibilities, the employee’s level of experience and expertise and competitive market compensation paid by other companies for similar positions. Base salaries are also driven by market competition to attract and retain high-quality professionals. Our overall approach to setting base salaries is to create and sustain long-term stockholder value by balancing our need to retain high-quality professionals while appropriately managing our general and administrative expenses. Under guidelines established by our compensation and governance committee, the target for total cash compensation of our named executives is intended to approximate the 50th percentile of our peer group. Our named executives each received a 2.5% base salary adjustment
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effective March 29, 2020. The compensation and governance committee decided to increase Mr. Klinck’s annual base salary by an additional 5.5% to ensure his annual base salary more closely aligned with the 50th percentile compared to chief executive officers of our peer companies.  Mr. Maiorana’s base salary was also increased by an additional 3%. The compensation and governance committee approved management’s recommendation that none of our named executives receive a base salary adjustment for 2021. Since March 29, 2020, the annual base salaries (which are calculated and paid on a bi-weekly basis) in effect for each of our named executives has been as follows:

Name	Salary
Theodore J. Klinck	$675,000
Mark F. Mulhern	$466,293
Brian M. Leary	$461,250
Jeffrey D. Miller	$338,742
Brendan C. Maiorana	$289,677
Employee Benefits and Perquisites
Each named executive receives the same company-wide benefits as are generally available to all other salaried employees, such as short and long-term disability insurance, basic life insurance and eligibility for health and supplemental life insurance, access to flexible health care reimbursement accounts and 401(k) matching. Named executives participate in the same company-wide health insurance program. Named executives are entitled to receive additional annual perquisites not widely available to all salaried employees, such as a vehicle allowance and reimbursement for personal financial consulting services.
Annual Non-Equity Incentive Program in 2020
Each year, named executives participate in our annual non-equity incentive program pursuant to which they are eligible to earn cash payments based on a percentage of their annual base salary as of the end of such year. Under this component of our executive compensation program, named executives are eligible to earn additional cash compensation to the extent specific performance-based metrics are achieved during the most recently completed year. The position held by each named executive has a target annual incentive percentage. In addition to considering the pay practices of our peer group in determining each named executive’s annual incentive percentage, the committee also considers the individual’s ability to influence our overall performance. The more senior the position, the greater the portion of compensation that varies with performance.
For 2020, the target annual incentive percentage for the named executives was as follows:

Name	Target Annual Non-Equity Incentive Percentage
Theodore J. Klinck	130%
Mark F. Mulhern	90%
Brian M. Leary	90%
Jeffrey D. Miller	75%
Brendan C. Maiorana	60%
The percentage amount a named executive may earn under the annual non-equity incentive program is the product of the target annual incentive percentage times an “actual performance factor,” which can range from zero to 200%. The actual performance factor depends upon the relationship between actual performance in specific areas at each of our divisions and predetermined goals. For our named executives, who serve as corporate executives, the actual performance factor was based on the goals and criteria applied to our performance as a whole in 2020. Named executives receive quarterly statements throughout the year that
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illustrate our projected performance, which is an important tool in keeping our employees focused on achieving our strategic and operating goals.
The components and weighting of each year’s performance metrics are approved by the compensation and governance committee near the beginning of each year. These metrics are intended to closely match our company’s overall operating and financial goals and provide our named executives with direct “line of sight” to focus their individual and collective efforts on the achievement of the metrics. The performance metrics, which are equally weighted, are the following:
•per share funds from operations (“FFO”);
•net operating income (on a division-by-division basis, inclusive of other income, general and administrative expense and a capital charge/credit applied to net operating income derived from investment activity and excluding unusual charges or credits); and
•average occupancy (on a division-by-division basis).
The committee approves threshold, target and maximum levels with respect to each of the metrics.
The following table provides information about the performance-based metrics under our annual non-equity incentive program for 2020:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Actual Performance Factor
Per Share FFO (1)	$3.59	$3.66	$3.73	$3.63	79%
Net Operating Income Growth	2.00%	3.25%	5.00%	4.33%	162%
Average Occupancy	90.50%	91.75%	93.50%	91.02%	71%
Average of the Factors					104%
(1)    Excluding any gains or impairments associated with depreciable properties or joint venture interests and unusual charges or credits. To the extent average leverage throughout 2020 was more than 37.6% or less than 36.6%, the effect of such difference was intended to be excluded. Actual leverage was 36.7%.
If the threshold level is not satisfied with respect to a particular factor, the actual performance factor would be zero with respect to that factor. If performance exceeds the threshold level but does not satisfy the target level, the actual performance factor would range on a continuum between 50% and 100% with respect to that factor. If performance is between the target level and the maximum level, the actual performance factor would range on a continuum between 100% and 200% with respect to that factor. The performance factor used to determine the amount an executive could earn in 2020 under the annual non-equity incentive program was the average of the three factors. Notwithstanding the formulas described above, our compensation and governance committee retains the discretion and flexibility to increase or decrease the actual performance factor for the chief executive officer and, after receiving input from the chief executive officer, for our other named executives to more appropriately reflect actual performance, market conditions, unanticipated circumstances and other factors. While the actual performance factor under the annual non-equity incentive program was 104% for named executives in 2020, the compensation and governance committee approved management’s recommendation that payouts be capped for named executives at 100%.
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The following table provides information about the performance-based metrics under our annual non-equity incentive program for 2021:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)
Per Share FFO (1)	$3.51	$3.58	$3.65
Net Operating Income Growth	-4.0%	-2.0%	2.5%
Average Occupancy	88.0%	90.0%	92.0%
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(1)    Excluding any gains or impairments associated with depreciable properties or joint venture interests and any unusual charges or credits that may occur. To the extent average leverage throughout the year is more than 37.6% or less than 36.6%, the resulting effects on Per Share FFO will also be excluded.
Equity Incentive Compensation-Overview
Named executives are eligible to receive equity incentive compensation that promotes our long-term success by aligning their interests with the interests of our stockholders. The equity incentive awards provide named executives with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and contribution. We have adopted stock ownership guidelines for all of our officers, including named executives. For additional information, see “Corporate Governance and Board Matters - Stock Ownership Guidelines.” Such awards, which are issued under our 2015 long-term equity incentive plan, are typically granted during the first quarter of each year.
Our compensation and governance committee authorizes a mix of long-term equity incentive awards to our named executives. For awards granted to named executives in 2020, the mix was 50% in time-based restricted stock and 50% in total return-based restricted stock.
For 2020, the target annual equity incentive percentage for the named executives was as follows:

Name	Target Annual Equity Incentive Percentage
Theodore J. Klinck	300%
Mark F. Mulhern	180%
Brian M. Leary	180%
Jeffrey D. Miller	180%
Brendan C. Maiorana	75%
Equity Incentive Compensation-Time-Based Restricted Stock
The issuance of time-based restricted stock is an important retention tool and serves to deter our named executives from seeking other employment opportunities. Time-based restricted stock vests ratably on an annual basis generally over a four-year term. If a named executive leaves, unvested shares are immediately forfeited except in the event of death, disability or as otherwise provided under our retirement plan. If a named executive dies, unvested shares of time-based restricted stock will automatically vest. If a named executive becomes disabled, unvested shares of time-based restricted stock will become non-forfeitable and continue to vest according to the terms of their original grants. Dividends received on time-based restricted stock are non-forfeitable and are paid at the same rate and on the same date as on shares of our common stock.
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Equity Incentive Compensation-Total Return-Based Restricted Stock
The issuance of total return-based restricted stock is an important retention tool that incentivizes our named executives to concentrate their efforts on generating and sustaining long-term stockholder value. One of our principal goals is to provide our stockholders with attractive risk-adjusted returns on their investment through the consistent payment of quarterly dividends and stock price appreciation. Total return is defined as the sum of stock price appreciation plus reinvested dividends over the stock value at the beginning of the applicable period.
Each year, the committee sets payout levels based on the probable total return of our common stock over three years based, in part, on an analysis of historical three-year total return periods. In setting the minimum payout level, the committee considers the dividend yield of our common stock as of the beginning of the applicable three-year period on a three-year compounded basis. If our absolute total return is less than the minimum threshold, all of the total return-based restricted stock will be forfeited at the end of the period, except as otherwise described below. The maximum payout level is determined such that the probability of achievement generally approximates 25%. In setting the target payout level, the committee considers an appropriate three-year compounded total return in light of then current economic conditions. This typically equates to the compounded annual dividend yield of our common stock as of the original grant date plus 250 to 500 basis points of compounded annual stock price appreciation.
The percentage of total return-based restricted stock that vests ranges between 50% and 100% to the extent our absolute total return ranges between the minimum level and the target level. All of the total-return based restricted stock will vest and we will issue an amount of additional shares up to 50% of the original award to the extent our absolute total return ranges between the target level and the maximum level. These additional shares, if any, would be fully vested when issued.
The following table provides information about the total return-based restricted stock issued in 2020 and 2021:

Year	Starting Price (1)	Minimum (50%)	Target (100%)	Maximum (150%)
2020	$44.88	12.5% Total Return	25.0% Total Return	37.5% Total Return
2021	$39.96	12.5% Total Return	25.0% Total Return	37.5% Total Return
(1)    Per share closing price as of the last trading day prior to the beginning of the applicable three-year period.
Notwithstanding the foregoing, if our total return exceeds 100% of the peer group total return index, at least 100% of total return-based restricted stock issued in 2020 and 2021 will vest at the end of the applicable period.
If a named executive leaves before the end of the three-year performance period, all of the total return-based restricted stock will be forfeited except in the event of death, disability or as otherwise provided under our retirement plan. If a named executive dies or becomes disabled, a pro rata portion of the total return-based restricted stock would become non-forfeitable and continue to vest according to the terms of their original grants.
Except as set forth in the next sentence, dividends received on total return-based restricted stock are non-forfeitable and are paid at the same rate and on the same date as on shares of our common stock. With respect to shares of total return-based restricted stock issued to our chief executive officer, dividends accumulate and are payable only if and to the extent the shares vest.
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CEO Pay Ratio
Unlike some other REITs, which outsource the leasing, management, maintenance and/or customer service of their properties to third parties, we are a fully-integrated REIT that fully staffs the leasing, management, maintenance and customer service of our own portfolio. We believe being a fully-integrated REIT is in the best long-term interests of our stockholders for a number of reasons:
•in-house services generally allow us to better anticipate and respond to the many real-time demands of our existing and potential customer base;
•we are able to provide our customers with more cost-effective services such as build-to-suit construction and space modification, including tenant improvements and expansions;
•the depth and breadth of our capabilities and resources provide us with market information not generally available;
•operating efficiencies achieved through our fully-integrated organization provide a competitive advantage in servicing our properties, retaining existing customers and attracting new customers;
•we can ensure the consistent deployment of a comprehensive preventative maintenance program;
•our established detailed service request process creates chain of custody for a customer request and tracks status and response time, which enables proactive identification of any underperforming equipment and vital reconnaissance for process improvement and leverage when specifying all aspects of any new construction; and
•our first-hand relationships with our customers lead to better customer service and often result in customers seeking renewals and additional space.
As reflected in the Summary Compensation Table included in this proxy statement, Mr. Klinck had 2020 annual total compensation of $3,324,467. Our median employee’s annual total compensation for 2020 was $74,328. Mr. Klinck’s 2020 annual total compensation was approximately 45 times that of our median employee. If we had outsourced the leasing, management, maintenance and customer service of our properties to a third party, this ratio would have been significantly lower.
In determining the median employee, we relied on gross wages earned during 2020 for all permanent employees (including part-time, temporary and seasonal employees) as of December 31, 2020 as derived from our tax and payroll records. Gross wages were annualized for employees who did not work the full year, such as employees who were newly hired, on family medical leave, called for active military duty or took an unpaid leave of absence. All of our employees reside in the United States.
Employment Contracts
None of our named executives has an employment agreement with us.
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Change in Control Arrangements
The currently outstanding award agreements under our 2009 long-term equity incentive plan provide for the immediate vesting of all stock options and restricted stock upon a change in control. The currently outstanding award agreements under our 2015 long-term equity incentive plan provide for the immediate vesting of all stock options and restricted stock upon a change in control unless they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent). Additionally, we have change in control arrangements with our named executives that provide benefits to such officers in the event of an involuntary termination of employment after a change in control. Our compensation and governance committee believes the benefits payable upon such a termination of employment following a change in control are reasonable relative to similar arrangements involving executive officers of our peer companies and are important to ensure the retention and focus of key employees in the event our board determines that pursuing a potential change in control is in our stockholders’ best interest.
We have change in control agreements with each of our named executives providing that, if within three years from the date of a change in control, the employment of the executive officer is terminated without cause, or the officer resigns with “good reason” (i.e. because such officer’s responsibilities are changed, salary is reduced or responsibilities are diminished), all stock options and restricted stock will immediately vest and such officer will be entitled to receive a cash payment equal to 2.99 times a base amount. The base amount for these purposes is equal to 12 times the highest monthly salary paid to the executive officer during the 12-month period ending prior to a change in control plus the greater of (1) the average amount earned under our annual non-equity incentive program and any other cash bonuses for the preceding three years or (2) the amount earned under such program and any other cash bonuses during the prior year. Each officer would also be entitled upon any such termination to receive a stay bonus otherwise payable on the first anniversary of a change in control in an amount equal to the base amount referred to in the preceding sentence. The agreements do not provide for benefits if the officer voluntarily resigns without good reason or gross-up payments to pay for applicable excise taxes. The agreement for Mr. Klinck is currently scheduled to expire on September 1, 2023, the agreement for Mr. Mulhern is currently scheduled to expire on September 29, 2023, the agreements for Messrs. Leary and Maiorana are currently scheduled to expire on July 19, 2023 and the agreement for Mr. Miller is currently scheduled to expire on February 12, 2024. Each agreement is automatically extended for one additional year on each anniversary date unless we give at least 60 days’ prior notice that the term will not be extended.
For purposes of these arrangements, “change in control” generally means any of the following events:
•the acquisition by a third party of 20% or more of our then-outstanding common stock in the case of our change in control agreements and the acquisition by a third party of 40% or more of our then-outstanding common stock in the case of our 2009 and 2015 long-term equity incentive plans;
•the individuals who currently constitute the board (or individuals who subsequently become directors whose elections or nominations were approved by at least a majority of the directors currently constituting the board) cease for any reason to constitute a majority of the board in the case of our change in control agreements and our 2009 long-term equity incentive plan;
•a reorganization, merger or consolidation in which we are not the surviving entity; or
•a complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.
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Retirement Plan
We have a retirement plan for employees with at least 30 years of continuous service or who are at least 55 years old with at least 10 years of continuous service. Subject to advance written notice and a non-compete agreement, eligible retirees would be entitled to receive a pro rata amount of the annual non-equity incentive compensation earned during the year of retirement and stock options and time-based restricted stock would be non-forfeitable and vest according to the terms of their original grants. Eligible retirees would also be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of their original grants. Mr. Mulhern will become eligible in January 2022, Mr. Klinck will become eligible in March 2022, Mr. Miller will become eligible in August 2025, Mr. Leary will become eligible in July 2029 and Mr. Maiorana will become eligible in August 2030.
Incentive Compensation Recoupment Policy
Under our corporate governance guidelines, in the event of a significant restatement of our historical financial results, the board will review any incentive compensation that was provided to officers on the basis of our company having met or exceeded specific performance targets during the period subject to restatement. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the board determines that any officer engaged in fraud or intentional misconduct as of the date such financial results were completed for personal pecuniary gain that caused or substantially caused the need for the restatement, then the board will, to the extent practicable, seek to recover from such officer the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated. Our incentive compensation recoupment policy applies to amounts earned under our annual non-equity incentive plan and awards under our long-term equity incentive plans.
Compensation and Governance Committee Report
The compensation and governance committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions, the committee recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Governance Committee: Thomas P. Anderson, Carlos E. Evans (Chair), Anne H. Lloyd

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Summary Compensation
The following table provides information regarding the compensation of our named executives:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Theodore J. Klinck (2)	2020	$687,500	—	$1,669,699	$877,500	$89,768	$3,324,467
President and Chief Executive Officer	2019	$506,953	$185,000	$1,010,238	$335,031	$66,483	$2,103,705
	2018	$445,500	—	$770,996	$566,862	$59,630	$1,842,988
Mark F. Mulhern	2020	$481,165	—	$698,785	$419,664	$65,670	$1,665,284
Executive Vice President and Chief Financial Officer	2019	$452,518	$135,000	$756,149	$245,111	$64,272	$1,653,050
	2018	$442,500	—	$765,625	$533,439	$59,706	$1,801,270
Brian M. Leary (3)	2020	$475,961	—	$691,109	$415,125	$52,182	$1,634,377
Executive Vice President and Chief Operating Officer	2019	$199,038	$76,394	$700,993	$113,956	$170,155	$1,260,536

Jeffrey D. Miller	2020	$349,546	—	$507,570	$254,057	$52,940	$1,164,113
Executive Vice President, General Counsel and Secretary	2019	$328,735	$85,000	$549,226	$148,385	$51,466	$1,162,812
	2018	$321,442	—	$552,485	$322,934	$49,344	$1,246,205
Brendan C. Maiorana (4)	2020	$296,700	—	$180,870	$173,806	$34,148	$685,524
Executive Vice President of Finance and Treasurer	2019	$272,932	$55,000	$177,463	$98,557	$32,423	$636,375

(1)Reflects the grant date fair value. For assumptions used in the valuation of outstanding restricted stock and stock options, see note 12 to the consolidated financial statements in our 2020 annual report. As reflected under “-Grants of Plan-Based Awards,” assuming maximum levels of performance with respect to total return-based restricted stock granted on March 1, 2020, on March 1, 2023, Mr. Klinck will earn an additional 10,102 shares, Mr. Mulhern will earn an additional 4,188 shares, Mr. Leary will earn an additional 4,142 shares, Mr. Miller will earn an additional 3,042 shares and Mr. Maiorana will earn an additional 1,084 shares. Based on the $44.88 per share closing price of our common stock immediately prior to March 1, 2020, the original grant date, the value of such additional shares would be $453,378, $187,957, $185,893, $136,525 and $48,650, respectively.
(2)Mr. Klinck assumed the role of chief executive officer effective September 1, 2019. Mr. Klinck had served as president since November 2018 and chief operating officer since September 2015.
(3)Mr. Leary joined us on July 15, 2019.
(4)Mr. Maiorana was promoted to executive vice president of finance effective July 1, 2019.
The following table provides information regarding “All Other Compensation” in the table above for 2020:

Name	401(k) Match	Dividends on Restricted Stock (1)	Financial Consulting Services	Vehicle Allowance	Total All Other Compensation
Theodore J. Klinck	$12,825	$63,418	$5,425	$8,100	$89,768
Mark F. Mulhern	$12,825	$39,767	$4,978	$8,100	$65,670
Brian M. Leary	$12,825	$27,701	$3,556	$8,100	$52,182
Jeffrey D. Miller	$12,825	$28,816	$3,199	$8,100	$52,940
Brendan C. Maiorana	$12,825	$9,707	$5,385	$6,231	$34,148
(1)Consists of dividends declared in 2020 on outstanding time-based restricted stock. Excludes dividends on outstanding total return-based restricted stock, the expected value of which were factored into the original grant date fair value reflected in the “Stock Awards” column in the table under “-Summary Compensation.”

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Grants of Plan-Based Awards
The following table provides information regarding plan-based awards granted in 2020 to our named executives:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (3)
Name / Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Theodore J. Klinck (4)
Annual Non-Equity Incentive	$438,750	$877,500	$1,755,000
Total Return-Based Restricted Stock				10,102	20,204	30,306		$762,943
Time-Based Restricted Stock							20,204	$906,756
Mark F. Mulhern (4)
Annual Non-Equity Incentive	$209,832	$419,664	$839,328
Total Return-Based Restricted Stock				4,188	8,376	12,564		$322,870
Time-Based Restricted Stock							8,376	$375,915
Brian M. Leary (4)
Annual Non-Equity Incentive	$207,563	$415,125	$830,250
Total Return-Based Restricted Stock				4,142	8,284	12,426		$319,323
Time-Based Restricted Stock							8,284	$371,786
Jeffrey D. Miller (4)
Annual Non-Equity Incentive	$127,029	$254,057	$508,114
Total Return-Based Restricted Stock				3,042	6,084	9,126		$234,520
Time-Based Restricted Stock							6,084	$273,050
Brendan C. Maiorana (4)
Annual Non-Equity Incentive	$86,903	$173,806	$347,612
Total Return-Based Restricted Stock				1,084	2,168	3,252		$83,570
Time-Based Restricted Stock							2,168	$97,300
(1)The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum cash amounts that our named executives were eligible to earn in 2020 under our annual non-equity incentive program. The “Non-Equity Incentive Plan Compensation” column in the table under “-Summary Compensation” includes actual cash amounts earned under this program for 2020.
(2)The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the number of shares of total return-based restricted stock that will vest in the future assuming threshold, target and maximum levels are satisfied. The number of shares of restricted stock set forth in the target column reflects the actual number of shares of restricted stock granted in 2020.
(3)For a description of our accounting policies and information regarding the calculation of the fair value of awards of total return-based restricted stock and time-based restricted stock, see note 12 to the consolidated financial statements in our 2020 annual report.
(4)The grant date for all equity incentive awards was March 1, 2020.

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Outstanding Equity Awards
The following table provides information regarding outstanding equity awards held by our named executives as of December 31, 2020, which is based on our year-end stock price of $39.63 per share:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (2)
Theodore J. Klinck	2,873	—	$37.71	2/28/24
Theodore J. Klinck	8,723	—	$45.61	2/27/25
Theodore J. Klinck	30,895	—	$43.55	2/28/26
Theodore J. Klinck (3)	17,277	5,759	$52.49	2/28/27
Theodore J. Klinck (4)					35,450	$1,404,884	41,592	$1,648,291
Mark F. Mulhern	11,680	—	$45.61	2/27/25
Mark F. Mulhern	16,154	—	$43.55	2/28/26
Mark F. Mulhern (3)	17,157	5,719	$52.49	2/28/27
Mark F. Mulhern (5)					20,898	$828,188	26,124	$1,035,294
Brian M. Leary (6)					15,325	$607,330	17,672	$700,341
Jeffrey D. Miller	8,429	—	$45.61	2/27/25
Jeffrey D. Miller	17,485	—	$43.55	2/28/26
Jeffrey D. Miller (3)	12,375	4,125	$52.49	2/28/27
Jeffrey D. Miller (7)					15,150	$600,395	18,932	$750,275
Brendan C. Maiorana (8)					5,133	$203,421	6,280	$248,876
(1)    Consists of time-based restricted stock.
(2)    Consists of total return-based restricted stock at target levels.
(3)    Such stock options were issued in 2017. All remaining unexercisable stock options became exercisable prior to the mailing of this proxy statement.
(4)    With respect to shares of time-based restricted stock, 11,900 shares vested prior to the mailing of this proxy statement, 10,398 shares are scheduled to vest in March 2022, 8,101 shares are scheduled to vest in March 2023 and 5,051 shares are scheduled to vest in March 2024. With respect to shares of total return-based restricted stock, 6,891 shares vested prior to the mailing of this proxy statement (and 2,297 shares were forfeited because the applicable total return did not meet the target level), 12,200 shares are scheduled to vest in March 2022 and 20,204 shares are scheduled to vest in March 2023 if and to the extent the vesting criteria is satisfied.
(5)    With respect to shares of time-based restricted stock, 8,023 shares vested prior to the mailing of this proxy statement, 6,531 shares are scheduled to vest in March 2022, 4,250 shares are scheduled to vest in March 2023 and 2,094 shares are scheduled to vest in March 2024. With respect to shares of total return-based restricted stock, 6,843 shares vested prior to the mailing of this proxy statement (and 2,281 shares were forfeited because the applicable total return did not meet the target level), 8,624 shares are scheduled to vest in March 2022 and 8,376 shares are scheduled to vest in March 2023 if and to the extent the vesting criteria is satisfied.
(6)    With respect to shares of time-based restricted stock, 4,418 shares vested prior to the mailing of this proxy statement, 4,418 shares are scheduled to vest in March 2022, 4,418 shares are scheduled to vest in March 2023 and 2,071 shares are scheduled to vest in March 2024. With respect to shares of total return-based restricted stock, 9,388 shares are scheduled to vest in March 2022 and 8,284 shares are scheduled to vest in March 2023 if and to the extent the vesting criteria is satisfied.
(7)    With respect to shares of time-based restricted stock, 5,809 shares vested prior to the mailing of this proxy statement, 4,733 shares are scheduled to vest in March 2022, 3,087 shares are scheduled to vest in March 2023 and 1,521 shares are scheduled to vest in March 2024. With respect to shares of total return-based restricted stock, 4,938 shares vested prior to the mailing of this proxy statement (and 1,646 shares were forfeited because the applicable total return did not meet the target level), 6,264 shares are scheduled to vest in March 2022 and 6,084 shares are scheduled to vest in March 2023 if and to the extent the vesting criteria is satisfied.
(8)    With respect to shares of time-based restricted stock, 1,973 shares vested prior to the mailing of this proxy statement, 1,570 shares are scheduled to vest in March 2022, 1,048 shares are scheduled to vest in March 2023 and 542 shares are scheduled to vest in March 2024. With respect to shares of total return-
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based restricted stock, 1,566 shares vested prior to the mailing of this proxy statement (and 522 shares were forfeited because the applicable total return did not meet the target level), 2,024 shares are scheduled to vest in March 2022 and 2,168 shares are scheduled to vest in March 2023 if and to the extent the vesting criteria is satisfied.

Stock Vested
The following table provides information regarding the vesting of restricted stock by our named executives during 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Theodore J. Klinck	8,765	$386,668
Mark F. Mulhern	7,632	$342,524
Brian M. Leary	2,347	$85,877
Jeffrey D. Miller	5,517	$247,603
Brendan C. Maiorana	1,858	$83,387

Estimated Payments Upon Termination or a Change in Control
Under the currently outstanding award agreements under our 2009 and 2015 long-term equity incentive plans, had the employment of any of our named executives been terminated as of December 31, 2020 due to their death or disability (except as set forth in the next sentence), all of their unvested time-based restricted stock would have vested immediately, a pro rata portion of their total return-based restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and their stock options exercisable as of December 31, 2020 would have continued to be exercisable for a six-month period thereafter. In the event of a disability, unvested shares of time-based restricted stock would have become non-forfeitable and continue to vest according to the terms of their original grants. In the event of death or disability, each of our named executives (or their estates) would have been entitled to receive a cash payment equal to the amount earned under the 2020 annual non-equity incentive plan. See “-Summary Compensation” for information regarding amounts earned under our 2020 annual non-equity incentive program and “-Outstanding Equity Awards” for information regarding outstanding restricted stock and stock options as of December 31, 2020.
As described under “-Compensation Discussion and Analysis - Change in Control Arrangements,” each of our named executives would receive certain benefits in connection with a change of control. The following table provides estimated information regarding the benefits each such officer would have received assuming the employment of such officers had been involuntarily terminated in connection with a change in control as of December 31, 2020:

Name	Cash Payment	Value of Benefits	Value of Vesting of Time-Based Restricted Stock	Value of Vesting of Total Return-Based Restricted Stock	Value of Vesting of Stock Options
Theodore J. Klinck (1)	$7,071,975	$113,416	$1,404,884	$1,471,806	—
Mark F. Mulhern	$4,437,374	$120,533	$828,188	$859,456	—
Brian M. Leary	$4,223,681	$107,269	$607,330	$607,330	—
Jeffrey D. Miller	$2,916,895	$111,617	$600,395	$622,984	—
Brendan C. Maiorana	$2,170,907	$107,148	$203,421	$208,137	—
(1)    Amounts set forth under “Value of Vesting of Total Return-Based Restricted Stock” include any accumulated and unpaid dividends.
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The following table provides estimated information regarding the benefits each such officer would have received assuming the employment of such officers had not been involuntarily terminated in connection with a change in control as of December 31, 2020:

Name	Cash Payment	Value of Vesting of Time-Based Restricted Stock	Value of Vesting of Total Return-Based Restricted Stock	Value of Vesting of Stock Options
Theodore J. Klinck (1)	$1,552,500	$1,404,884	$1,471,806	—
Mark F. Mulhern	$982,699	$828,188	$859,456	—
Brian M. Leary	$938,864	$607,330	$607,330	—
Jeffrey D. Miller	$652,432	$600,395	$622,984	—
Brendan C. Maiorana	$493,103	$203,421	$208,137	—
(1)    Amounts set forth under “Value of Vesting of Total Return-Based Restricted Stock” include any accumulated and unpaid dividends.

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PROPOSAL 4: APPROVAL OF OUR 2021 LONG-TERM EQUITY INCENTIVE PLAN
__________________________________________________________________________________________________________________________________________________________________________

On February 2, 2021, the board of directors adopted our 2021 long-term equity incentive plan, subject to the approval of our stockholders.  A copy of the 2021 plan is attached as Appendix A.
The board believes that equity incentive compensation promotes our long-term success by aligning the interests of our directors, officers and employees with the interests of our stockholders. The equity incentive awards provide participants with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and contribution.
As of March 9, 2021, there were approximately 106.9 million shares of common stock and operating partnership units outstanding. Our current long-term equity compensation plan, the 2015 long-term equity incentive plan, was adopted by our stockholders at our 2015 annual meeting. Under this plan, which we refer to as the “2015 plan,” our compensation and governance committee was authorized to issue up to 3,000,000 shares of common stock, of which not more than 1,000,000 shares were permitted to be issued in the form of restricted stock or restricted stock unit awards. As of March 9, 2021, 413,412 stock options and 937,740 shares of restricted stock have been issued under the 2015 plan. There are currently 1,762,144 securities available for future issuance under the 2015 plan, including 160,287 shares permitted to be issued in the form of restricted stock or restricted stock unit awards. As of March 9, 2021, there were 453,838 shares of restricted stock outstanding and 537,373 stock options outstanding, which have a weighted average exercise price of $46.07 and a weighted average remaining term of 4.8 years. Upon approval of the 2021 plan, no further awards will be issued under the 2015 plan (although awards previously made under the 2015 plan that are outstanding will remain in effect in accordance with the terms of that plan and the applicable award agreements).
On March 18, 2021, the last reported price of our Common Stock on the NYSE was $43.67 per share.
Highlights of the 2021 plan include the following:
•The 2021 plan does not provide for liberal share recycling. Neither shares tendered by a participant to pay the exercise price of an award nor shares tendered or withheld for taxes will be available for future grants under the 2021 plan;
•Grants of stock options that are exercisable prior to the first anniversary of the grant date are prohibited;
•Repricing or payments to cancel “underwater” stock options are prohibited without stockholder approval;
•Grants of time-based restricted stock and restricted stock units to officers and employees with vesting periods shorter than three years are prohibited (provided that shares and units may vest pro rata on an annual basis beginning on the first anniversary of the grant date);
•Grants of all other types of restricted stock and restricted stock units with vesting periods shorter than one year are prohibited;
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•The compensation and governance committee does not have the discretion to accelerate the vesting or exercisability of awards, except in the event of death, disability or involuntary termination of employment in connection with a change in control;
•Grants generally are not accelerated upon a change in control if they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent); and
•Grants are expressly subject to our incentive compensation recoupment policy.
If our stockholders do not approve the 2021 plan, the 2015 plan will continue in effect until it expires. Once the existing 2015 plan expires, or once the securities remaining available for issuance under the 2015 plan are used, the compensation and governance committee will be unable to make equity incentive awards. Compensation for our officers, employees and directors would then be solely in cash. Paying compensation completely in cash would significantly reduce the alignment of management’s interests with those of our stockholders, which is primarily achieved through the issuance of long-term equity incentive awards that are available only through a current equity incentive plan. Moreover, compensating our officers, employees and directors only in cash would reduce our available cash at a time when we may be conserving cash or allocating cash to other business purposes. Finally, without the 2021 plan and the equity incentive awards it makes possible, we will have a more difficult time retaining our key personnel and hiring the best available people.

Summary of 2021 Plan
The following summary of the 2021 plan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the 2021 plan, which is attached to this proxy statement as Appendix A.
The 2021 plan will become effective upon approval of our stockholders. The 2021 plan will be administered by our compensation and governance committee. The board can amend or terminate the 2021 plan except that stockholder approval is required if applicable law or the rules of any national securities exchange require such approval. As noted above, stockholder approval is also required for the repricing of “underwater” stock options. The plan is scheduled to expire on the 10th anniversary of its effective date. Officers, employees and directors of our company and its subsidiaries will be eligible to participate in the plan (approximately 365 persons).
The 2021 plan authorizes the issuance of up to 3,000,000 shares of common stock, of which not more than 1,000,000 shares may be issued in the form of restricted stock or restricted stock unit awards. The 2015 plan, which was approved by our stockholders in 2015, provided for the same share authorization. Given our current compensation practices, we believe the 2021 plan will provide sufficient reserve for approximately the next five years. As noted above, upon approval of our 2021 plan, no further awards will be issued under the 2015 plan (although awards previously made under the 2015 plan that are outstanding will remain in effect).
Under the 2021 plan, the compensation and governance committee may grant stock options, shares of restricted stock and restricted stock units. In any calendar year, no employee or officer may be granted stock options covering more than 300,000 shares. Stock options are not issuable to non-employee directors. In any calendar year, no more than 150,000 shares of
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restricted stock or restricted stock units can be issued to any officer or employee and no more than 5,000 shares of restricted stock or restricted stock units can be issued to any non-employee director.
Neither shares tendered by a participant to pay the exercise price of an award nor shares tendered or withheld for taxes will be available for future grants under the 2021 plan. Shares subject to awards that are forfeited or terminated will be available for future grants. In the event of a stock dividend, stock split or reverse stock split affecting the common stock, the maximum number of shares issuable under the plan, and the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event.
Outstanding awards do not automatically vest upon a “change in control” of our company if they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent). The compensation and governance committee may vest awards in the event of an involuntary termination of employment (as determined by the compensation and governance committee) in connection with or on or after a “change in control.” “Change in control” means any of the following:
•the acquisition by a third party of 40% or more of our then-outstanding common stock;
•the closing of a sale of all or substantially all of our assets; or
•the effective time of a reorganization, merger or consolidation in which our stockholders do not hold a majority of the outstanding common stock of the surviving entity.
Options granted under the plan entitle the holder to purchase shares of common stock for a specified exercise price during a specified period. We may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which we refer to as “incentive stock options,” or options that are not incentive stock options, which we refer to as “nonqualified stock options.” Incentive stock options and nonqualified stock options have an exercise price that is not less than 100% of the fair market value of the shares of common stock on the date of grant. The issuance of discounted stock options is expressly prohibited under the plan. Stock options issued under the new plan will expire no later than 10 years from the date of grant. Options will become exercisable as prescribed by the compensation and governance committee. Options cannot become exercisable before the first anniversary of their grant date except that the compensation and governance committee may accelerate exercisability or waive any condition constituting a substantial risk of forfeiture in the event of death, disability or involuntary termination of employment (as determined by the compensation and governance committee) in connection with or on or after a change in control or waive any condition constituting a substantial risk of forfeiture in the event of retirement.
Awards of restricted stock are shares of common stock that vest over a specified period of time and, in certain instances, only to the extent that prescribed performance metrics are achieved. Awards of restricted stock units entitle the recipient to receive shares of common stock if the vesting requirements, which can be stated in terms of performance metrics, are satisfied. For shares of restricted stock and units granted to officers and employees that have time-based vesting, the minimum period of restriction is three years (provided that such shares and units may vest pro rata on an annual basis during such period of restriction beginning on the first anniversary of the applicable grant date). For all other awards of restricted stock and units, the
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minimum period of restriction is one year. However, the compensation and governance committee may accelerate vesting or waive any condition constituting a substantial risk of forfeiture in the event of death, disability or involuntary termination of employment (as determined by the compensation and governance committee) in connection with or on or after a change in control or waive any condition constituting a substantial risk of forfeiture in the event of retirement. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted stock units may not be sold or transferred and restricted stock may not be sold or otherwise transferred until the applicable vesting criteria has been satisfied. For a discussion of restricted stock issued to named executives in 2020, see “Compensation Discussion and Analysis.”

Administration
The 2021 plan will be administered by the compensation and governance committee of the board or, if there is no committee, by the full board. This summary uses the term “administrator” to refer to the committee or the board, as applicable. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, make any combination of awards to participants, and determine the specific terms and conditions of each award, subject to the provisions of the plan. Because participation and the types of awards available for grant under the plan are subject to the discretion of the administrator, the benefits or amounts that any participant or group of participants will receive are not currently determinable. For the same reason, we are unable to determine the awards that would have been made last year if the 2021 plan had been in effect.
The plan may not be amended without stockholder approval to the extent required by the NYSE or to preserve the qualified status of incentive stock options. Generally, under current NYSE rules, all material amendments to any equity incentive plan, including those that materially increase the number of shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the plan, change the method of determining the strike price of options or delete or limit any provision prohibiting the repricing of options, must be approved by stockholders. The plan expressly provides that the administrator may not reprice or reduce the exercise price of any outstanding options.

Tax Treatment
The following is a summary of the principal federal income tax consequences of certain transactions under the 2021 plan. It does not describe all federal tax consequences under the plan, nor does it describe state or local tax consequences.
No taxable income is generally realized by an optionee upon the grant or exercise of an incentive stock option. If shares issued to an optionee pursuant to the exercise of an incentive stock option are sold after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not be entitled to any deduction for federal income tax purposes. An incentive stock option will not be eligible for this tax treatment if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If shares acquired upon the exercise of an incentive stock option are sold prior to the expiration of
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the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of sale in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and any additional gain or loss will be characterized as long or short-term capital gain or loss; and (2) we will be entitled to deduct an amount equal to the ordinary income recognized by the optionee. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.
No taxable income is generally realized by an optionee upon the grant of a non-qualified stock option. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.
Shares of restricted stock are included in ordinary income (at the then fair market value) on the date that the shares are either transferable or no longer subject to a substantial risk of forfeiture. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.
A recipient’s tax basis for restricted stock will be equal to the amount of ordinary income recognized by the recipient plus any amount paid for the shares. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted stock for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.
No taxable income is generally recognized upon the grant of restricted stock units. A recipient will recognize ordinary income on the date that payment is made to settle restricted stock units. The amount of ordinary income recognized by the recipient is equal to the amount of any cash and the fair market value of any stock received in settlement of the restricted stock units. The recipient’s tax basis in any stock received in settlement of the award is equal to the amount of ordinary income recognized by the recipient on account of receiving those shares. The recipient will recognize capital gain (or loss) on a sale of the shares if the sale price exceeds (or is lower than) such basis. The holding period for any shares received in settlement of the restricted stock units commences at the time the shares are issued to the recipient. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
The vesting of any portion of an option or other award that is accelerated on account of an involuntary termination following a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
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As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the long-term equity incentive plan may be limited to the extent that a “covered employee,” (generally, the chief executive officer, the chief financial officer, the three highest compensated officers other than the chief executive officer and chief financial officer, and anyone who was a covered employee in a former year) receives compensation in excess of $1 million a year.
The 2021 plan includes a limit on awards to each individual. As noted above, no officer or employee may be granted options in any calendar year covering more than 300,000 shares of common stock and no participant may be granted more than 150,000 shares of restricted stock or restricted stock units in any calendar year.
The board recommends a vote FOR this proposal.

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INFORMATION ABOUT THE ANNUAL MEETING
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Voting Information
Holders of record of shares of our common stock as of the close of business on the record date, March 9, 2021, are entitled to vote at the meeting. The outstanding common stock is the only class of securities entitled to vote at the meeting and each share of common stock entitles the holder to one vote. At the close of business on the record date, there were 104,043,648 shares of common stock issued and outstanding.
The presence, including those present by proxy, of holders of at least a majority of the total number of shares of common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will count toward the presence of a quorum. The election of directors requires the vote of a plurality of all of the votes cast at the meeting; however, our corporate governance guidelines provide that, in uncontested elections such as at this annual meeting, any director nominee who receives a greater number of votes WITHHELD from his or her election than votes FOR such election must promptly offer to resign following certification of the vote. The ratification of Deloitte & Touche as our independent auditor, the advisory vote on executive compensation and the proposal to approve our 2021 long-term equity incentive plan require the affirmative vote of a majority of the votes cast on each proposal. With respect to all proposals other than the proposal to approve our 2021 long-term equity incentive plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. With respect to the proposal to approve our 2021 long-term equity incentive plan, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche as our independent auditor even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the advisory vote on executive compensation or the proposal to approve our 2021 long-term equity incentive plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.
Shares of common stock represented by a properly executed proxy received prior to the vote at the meeting and not revoked will be voted at the meeting as directed on the proxy. Where no specification is made on a properly executed form of proxy from a stockholder of record, the shares will be voted FOR the election of all nominees for director, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2021, FOR the advisory vote on executive compensation, FOR the proposal to approve our 2021 long-term equity incentive plan and FOR authorization of the proxy to vote upon such other business as may properly come before the meeting and any adjournments or postponements.
If you are a stockholder of record and provide your sixteen-digit control number when you access the virtual meeting, you may vote all shares registered in your name during the meeting webcast. If you are a beneficial owner as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.
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Proxy Solicitation and Document Request Information
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies for use at the annual meeting. This solicitation is made on behalf of our board of directors.
You will soon receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2020 annual report, and how to vote online. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials except upon request. The Notice will instruct you how to access and review the proxy materials online and how you may submit your proxy online or by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Other Matters
Our management knows of no other matters that may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

Stockholder Proposals for 2022 Annual Meeting
To be considered for inclusion in the 2022 proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals to be presented at the 2022 annual meeting must be received by our secretary no later than November 26, 2021. In addition, under our bylaws, any stockholder who intends to nominate a candidate for election to the Board or to propose any business at our 2022 annual meeting (other than proposals presented under Rule 14a-8 for inclusion in the proxy statement, as described above) pursuant to the advance notice provisions of the bylaws must give notice to our secretary no earlier than October 27, 2021 and no later than November 26, 2021.

Costs of Proxy Solicitation
The cost of preparing, assembling and making the proxy material available to our stockholders will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and we will reimburse such holder for their reasonable expenses in doing so. We have retained Broadridge and EQ Shareowner Services to assist in the process of identifying and contacting stockholders for the purpose of soliciting proxies. The entire expense of these proxy solicitation consulting services is expected to be approximately $10,000. In addition, we reserve the right to engage additional solicitors if we deem them necessary.

Delivery of Materials to Households
The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may
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receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.
We and some brokers, banks or other agents may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of the proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, to any stockholder free of charge at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy, you may send a written request to Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, Attention: Secretary. You can also contact your broker, bank or other nominee to make a similar request.
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APPENDIX A
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HIGHWOODS PROPERTIES, INC.
2021 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1
EFFECTIVE DATE AND PURPOSE

1.1Effective Date. This Plan shall become effective upon approval by the holders of a majority of the outstanding Shares at a duly authorized meeting of the Company’s stockholders.
1.2Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.
SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.
2.3“Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award.
2.4“Board” or “Board of Directors” means the Board of Directors of the Company.
2.5“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6“Committee” means the Compensation and Governance Committee of the Board of Directors.
2.7“Company” means Highwoods Properties, Inc., a Maryland corporation, or any successor thereto.
2.8“Employee Participant” means a Participant who is an officer or employee of the Company or a Subsidiary.
2.9“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
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2.10“Fair Market Value” means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on The Nasdaq Stock Market or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.
2.11“Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.
2.12“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.
2.13“Non-Employee Participant” means a Participant who is not an Employee Participant.
2.14“Nonqualified Stock Option” means an Option to purchase Shares which is not designated or intended to be an Incentive Stock Option.
2.15“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.16“Participant” means an officer, employee or director of the Company or a Subsidiary who has an outstanding Award under the Plan.
2.17“Performance Goals” shall mean any or all of the following: revenue, earnings, earnings per share, stock price, costs, return on equity, asset management, asset quality, asset growth, budget achievement, net operating income (NOI), average occupancy, year-end occupancy, funds from operations (FFO), cash available for distribution (CAD), total shareholder return on an absolute and/or a peer comparable basis (TSR), leverage ratios, return on assets, revenue growth, capital expenditures, customer satisfaction survey results, property operating expenses savings, design, development, permitting or other progress on designated properties, third party fee generation, leasing goals, or goals relating to acquisitions or divestitures, lease retention, liability management or credit management. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole, on a per share basis, or for its various properties, groups, divisions or subsidiaries, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee, in comparison to any prior period or in comparison to budget. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.
2.18“Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units awarded hereunder is subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.
2.19“Plan” means the Highwoods Properties, Inc. 2021 Long-Term Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.20“Restricted Stock” means an Award granted to a Participant with the terms ascribed to such term in Section 7.
2.21“Restricted Stock Unit” means an Award granted to a Participant with the terms ascribed to such term in Section 7.
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2.22“Shares” means the shares of common stock, $0.01 par value, of the Company.
2.23“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.
SECTION 3
ELIGIBILITY

3.1Participants. Awards may be granted in the discretion of the Committee to officers, employees and directors of the Company and its Subsidiaries.
3.2Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.
SECTION 4
ADMINISTRATION

4.1The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an “independent director” under the corporate governance standards of the New York Stock Exchange; provided, however, that actions by the Committee shall be valid even if one or more members of the Committee fail to satisfy such requirements. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.
4.2Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpret, amend or revoke any such rules. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.
4.3Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 5
SHARES SUBJECT TO THE PLAN

5.1Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 3,000,000 Shares. No more than 1,000,000 Shares may be granted as Restricted Stock and Restricted Stock Units.
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5.2Lapsed Awards, etc. Shares related to Awards that are forfeited, terminated or expire unexercised shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, surrendered or withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant, shall not be available for grant under the Plan.
5.3Adjustments in Awards and Authorized Shares. In the event of a stock dividend or stock split, the number of Shares subject to outstanding Awards and the numerical limits of Sections 5.1, 6.1 and 7.1 shall automatically be adjusted to prevent the dilution or diminution of such Awards, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1 and 7.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the ability to grant or the qualification of Incentive Stock Options under the Plan. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.
5.4Repurchase Option. To the extent consistent with the requirements of section 409A of the Code, the Committee may include in the terms of any Award Agreement that the Company shall have the option to repurchase Shares of any Participant acquired pursuant to the Award granted under the Plan upon a Participant’s termination of employment. The terms of such repurchase right shall be set forth in the Award Agreement.
5.5Restrictions on Share Transferability. The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.
SECTION 6
STOCK OPTIONS

6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employee Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. Up to 3,000,000 Shares may be issued as Incentive Stock Options under the Plan. The maximum aggregate number of Shares that may be granted in the form of Options in any one calendar year to an individual Employee Participant shall be 300,000.
6.2Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in
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the event of termination of employment by the Participant. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
6.3Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.
6.4Expiration of Options. Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable. The Committee may not, after an Option is granted, extend the maximum term of the Option.
6.5Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine; provided, however that no Option shall be exercisable prior to the first anniversary of the Grant Date. After an Option is granted, the Committee may (a) accelerate exercisability or waive any condition constituting a substantial risk of forfeiture applicable to the Option, but only in the event of death, disability or involuntary termination of employment of the Participant (as determined by the Administrator) in connection with or on or after a Change in Control, and/or (b) waive any condition constituting a substantial risk of forfeiture applicable to the Option, but only in the event of a retirement.
6.6Payment. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates (which may be in book entry form) representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.
6.7Certain Additional Provisions for Incentive Stock Options.
(a)Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
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(b)Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) on the Grant Date.
(c)Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date.
6.8Restriction on Transfer. Except as otherwise determined by the Committee and set forth in the Award Agreement, no Option may be transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, except that the Committee may permit a transfer, upon the Participant’s death, to beneficiaries designated by the Participant as provided in Section 11.4.
6.9Repricing of Options. Except as provided in Section 5.3, without the approval of stockholders (a) the Committee may not reduce, adjust or amend the exercise price of an outstanding Option whether through amendment, cancellation, replacement grant or any other means and (b) no payment may be made to cancel an outstanding Option if on the date of such amendment, cancellation, replacement grant or payment the exercise price of such Option exceeds Fair Market Value.
6.10Voting Rights. A Participant shall have no voting rights with respect to any Options granted hereunder.
SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares to be granted to each Participant. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant. No more than 150,000 shares of Restricted Stock and/or Restricted Stock Units may be granted to any individual Employee Participant in any one calendar year. No more than 5,000 shares of Restricted Stock and/or Restricted Stock Units may be granted to any individual Non-Employee Participant in any one calendar year.
7.2Restricted Stock Agreement. Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant.
7.3Transferability. Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction. The Committee may include a legend on the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.4Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 7.4.
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(a)General Restrictions. The Committee may set restrictions based upon (i) the achievement of specific Performance Goals, (ii) other performance objectives (Company-wide, divisional or individual), (iii) applicable Federal or state securities laws, (iv) time-based restrictions, or (v) any other basis determined by the Committee. Notwithstanding anything herein to the contrary, (y) with respect to Shares of Restricted Stock or Restricted Stock Units granted to all Participants other than director Participants subject solely to restrictions as described in subsection (iv) above, the minimum Period of Restriction shall be three years (provided that such Shares may vest pro rata on an annual basis during such Period of Restriction beginning on the first anniversary of the Grant Date) and (z) with respect to all other Shares of Restricted Stock or Restricted Stock Units, the minimum Period of Restriction shall be one year.
(b)Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.
7.5Removal of Restrictions. After an Award of Restricted Stock or Restricted Stock Units is granted, the Committee may (a) accelerate the time at which any restrictions shall lapse and waive any condition constituting a substantial risk of forfeiture, but only in the event of death, disability or involuntary termination of employment of the Participant (as determined by the Administrator) in connection with or on or after a Change in Control, and/or (b) waive any condition constituting a substantial risk of forfeiture, but only in the event of a retirement. After the end of the Period of Restriction, the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Restricted Stock Units shall be paid, no later than March 15 of the year following the year in which the Period of Restriction ends, in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement.
7.6Voting Rights. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
7.7Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction.
7.8Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions shall not have lapsed will revert to the Company and thereafter be available for grant under the Plan.
SECTION 8
AMENDMENT, TERMINATION, AND DURATION

8.1Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that no amendment shall permit the repricing, replacing or regranting of an Option either in connection with the cancellation of such Option or by amending an
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Award Agreement to lower the exercise price of such Option. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
8.2Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 8.1 shall remain in effect until the calendar day immediately preceding the tenth anniversary of the effective date of the Plan.
SECTION 9
TAX WITHHOLDING

9.1Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).
9.2Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
SECTION 10
CHANGE IN CONTROL

10.1Change in Control. Except with respect to Restricted Stock Unit Awards or any other Award that constitutes “deferred compensation” within the meaning of section 409A of the Code, an Award Agreement may provide or be amended by the Committee to provide that, unless an outstanding Award will be assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent), Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements or that Awards may terminate upon a Change in Control. For purposes of the Plan, a Change in Control means any of the following:
(a)the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 40% or more of (A) the then outstanding Shares or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”);
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(b)the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
(c)the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.
10.2Other Awards. An Award Agreement with respect to a Restricted Stock Unit Award or any other Award that constitutes “deferred compensation” within the meaning of section 409A of the Code may provide that the Award shall vest upon a “change in control” as defined in section 409A of the Code.
SECTION 11
MISCELLANEOUS

11.1Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.
11.2No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.
11.3Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
11.4Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.
11.5No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).
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11.6Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
11.7Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
11.8Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
11.9Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.
11.10Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
11.11Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.
11.12Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.
11.13Recoupment. Each Award granted under this Plan and any payment with respect to any Award is subject to the Company’s Incentive Compensation Recoupment Policy, as adopted on July 22, 2010, or as amended from time to time.
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